Exhibit 10
FIRST AMENDMENT TO THE MONSANTO COMPANY
NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN
As Amended and Restated as of September 1, 2007
The Monsanto Company Non-Employee Director Equity Incentive Plan, as amended and restated as of September 1, 2007 (as so amended, the “Plan”), is hereby further amended, effective as of December 1, 2007, as set forth below:
1.	The last sentence of Section 6(a) of the Plan is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“Each non-employee Director shall be granted shares of restricted Common Stock on the date he or she commences service as a member of the Board, upon such terms and conditions as approved by the Board. The number of shares of restricted Common Stock granted to the Director shall be equal to: (i) the amount of the Annual Basic Retainer Amount in effect on the date the Director commences service as a member of the Board; divided by (ii) the Value of a share of Common Stock on such date.”

2.	The Plan is otherwise ratified and confirmed without amendment.